AMENDMENT
                                       TO
                               CUSTODIAN CONTRACT

     This amendment to the Custodian Contract (this "Amendment") is made as of March 7, 2000 by and between EQUITABLE REAL ESTATE HYPERION HIGH YIELD COMMERCIAL MORTGAGE FUND, INC., a corporation organized and existing under the laws of the State of Maryland (the "Fund") and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the "Custodian").

                                   WITNESSETH:

     WHEREAS, the Fund and the Custodian are party to a Custodian Contract dated as of October 31, 1995 (as may be amended from time to time, the "Agreement"); and

     WHEREAS, the name of the Fund was changed to "Lend Lease Hyperion High-Yield CMBS Fund, Inc." on or about March 3, 2000 pursuant to an amendment to the Articles of Incorporation of the Fund and the Fund and the Custodian wish to amend the Agreement to reflect the change in the name of the Fund.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree to amend the Agreement as follows:

     1. The Agreement is hereby amended by deleting all references to "Equitable Real Estate Hyperion High Yield Commercial Mortgage Fund, Inc." and inserting in place thereof "Lend Lease Hyperion High-Yield CMBS Fund, Inc."

     2. Except as otherwise expressly amended by the terms of this Agreement, the Agreement shall remain in full force and effect as originally executed.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     4. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

930448.1

                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

                                            LEND LEASE HYPERION HIGH-YIELD CMBS
                                            FUND, INC.

                                            FORMERLY KNOWN AS:

                                            EQUITABLE REAL ESTATE HYPERION HIGH
                                            YIELD COMMERCIAL MORTGAGE FUND, INC.


                                       By:  -----------------------------------
                                            Name: Joseph Tropeano
                                            Title:  Secretary


                                            STATE STREET BANK AND TRUST COMPANY


                                       By:  -----------------------------------
                                            Ronald E. Logue, Vice Chairman


                                       -2-
930448.1

                                Table of Contents
                                -----------------

Section 1.    Appointment of  Agent..........................................1

Section 2.    Standard Services..............................................2

Section 3.    Fees and Expenses..............................................3

Section 4.    Representations and  Warranties of the Bank....................5

Section 5.    Representations and Warranties of the Company..................6

Section 6.    Indemnification................................................7

Section 7.    Standard of Care...............................................8

Section 8.    Responsibilities of the Bank...................................8

Section 9.    Covenants of the Company and the Bank..........................9

Section 10.   Data Access and Proprietary Information........................10

Section 11.   Term and Termination...........................................12

Section 12.   Assignment.....................................................13

Section 13.   Unaffiliated Third Parties.....................................13

Section 14.   Notices........................................................13

Section 15.   Successors.....................................................14

Section 16.   Amendment......................................................14

Section 17.   Severability...................................................14

Section 18.   Governing Law..................................................14

Section 19.   Force Majeure..................................................14

Section 20.   Consequential Damages..........................................15

Section 21.   Descriptive Headings...........................................15

Section 22.   Third Party Beneficiaries......................................15

Section 23.   Survival.......................................................15

Section 24.   Merger of Agreement............................................15

Section 25.   Counterparts...................................................16

              TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT

         This  Transfer  Agency  and  Stock  Transfer  Services  Agreement  (the
"Agreement"), dated as of March 13, 2000 is between Lend Lease Hyperion High Yield CMBS Fund, Inc. (the "Company") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

         WHEREAS, the Board of Directors of the Company has approved and authorized the appointment of the Bank as transfer agent and registrar and exchange agent.

         WHEREAS, the Bank desires to accept such appointment and perform the services related to such appointment;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 1     Appointment of  Agent
              ---------------------

         1.01 The Company hereby appoints the Bank to act as sole transfer agent and registrar for the common stock of the Company (the "Shares") in accordance with the terms and conditions hereof, and the Bank hereby accepts such appointment.

         1.02 In connection with the appointment of the Bank as transfer agent and registrar for the Company, the Company will file the following documents with the Bank:

         (a) Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

         (b) Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors of the Company, with a certificate of the Secretary of the Company as to such approval;

         (c) Specimens of the signatures of the officers of the Company authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

         (d) An opinion of counsel for the Company with respect to:

              (i) The Company's organization and existence under the laws of its state of organization;

              (ii) The status of all shares of stock of the Company covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

              (iii) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.

Section 2     Standard Services
              -----------------

         2.01  The Bank will perform the following services:

         In accordance with the procedures established from time to time by agreement between the Company and the Bank, the Bank shall:

                  (a)  issue  and  record  the  appropriate  number of Shares as
         authorized  and  hold  such  shares  in  the  appropriate   shareholder
         ("Shareholder") account;

                  (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

                  (c) prepare and transmit payments for dividends and distributions declared by the Company, provided good funds for said dividends or distributions are received by the Bank prior to the scheduled mailing date for said dividends or distributions;

                  (d) act as agent for Shareholders pursuant to the dividend reinvestment plan, cash purchase plan, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Bank is or will be a party; and

                  (e) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of an open penalty surety bond satisfactory to it and holding it and the Company harmless, absent notice to the Company and the Bank that such certificates have been acquired by a bona fide purchaser. The Bank, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity.

         2.02 The Bank shall perform all the customary services of a transfer agent, dividend disbursing agent, agent of dividend reinvestment plan, cash purchase plan and other investment programs as described in Section 2.01 consistent with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in the attached fee and service schedule ("Fee and Service Schedule").

         2.03 The Bank may provide such additional services to or on behalf of the Company (e.g., escheatment services) as may be agreed upon in writing between the Company and the Bank.

Section 3     Fees and Expenses
              -----------------

         3.01 Fees.
              -----

         (a) The Company agrees to pay the Bank fees for the services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, for the initial term of the Agreement as shall also be set forth in the Fee and Service Schedule (hereinafter, the "Initial Term").

         (b) After the Initial Term of the Agreement, providing that service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.

         (c) Notwithstanding Section 3.01(b) above, fees, and the out-of-pocket expenses and advances identified under Section 3.02 below, may be changed from time to time as agreed upon in writing between the Bank and the Company.

         3.02 Out of Pocket Expenses.
              -----------------------

         (a) In addition to the fees paid under Section 3.01 above, the Company agrees to reimburse the Bank for out-of-pocket expenses, including, but not limited to, check stock, stationery, envelopes, confirmation production, postage, forms, insurance, telephone usage, facsimile charges, microfilm, microfiche, printing of proxies, expenses incurred attending annual meeting, records storage or advances incurred by the Bank for the items set out in the Fee and Service Schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Company will be reimbursed by the Company.

         (b) All out-of-pocket expenses described in Section 3.02(a) above, will be billed as incurred subject to Section 3.03(b), provided, however, that payment for postage expenses in excess of $5,000 must be received by the Bank in collected funds by 12:00 p.m. Eastern time on the scheduled mailing date.

         (c) The Bank reserves the right to receive compensation from vendors for services rendered to vendors which relate to services to be provided under this Agreement, to the extent such services rendered reduce the overall costs of the services.

         3.03 Payment of Fees and Expenses.
              -----------------------------

         (a) The Company agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective billing notice.
Interest charges will accrue on unpaid balances outstanding for more than forty-five (45) days.

         3.04 Services Required by Legislation.
              ---------------------------------

         Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal.

         3.05 Overtime Charges.
              -----------------

         Overtime charges will be assessed in the event of a late delivery to the Bank of Company material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

Section 4     Representations and  Warranties of the Bank
              -------------------------------------------

         The Bank represents and warrants to the Company that:

         4.01 It is a trust company duly organized and existing in good standing under the laws of The Commonwealth of Massachusetts;

         4.02 It is duly qualified to carry on its business in The Commonwealth of Massachusetts;

         4.03 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

         4.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

         4.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Section 5     Representations and Warranties of the Company
              ---------------------------------------------

         The Company represents and warrants to the Bank that:

         5.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland;

         5.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         5.03  All   corporate   proceedings   required  by  said   Articles  of
Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

         5.04 A registration statement under the Securities Act of 1933, as amended (the "1933 Act") has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all appropriate state securities law filings have been made with respect to all the Shares of the Company being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Bank.

Section 6     Indemnification
              ---------------

         6.01 The Bank shall not be responsible for, and the Company shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

                  (b) The Company's lack of good faith, negligence or willful misconduct or the breach of any representation or warranty of the Company hereunder;

                  (c) The reliance or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Company, and (ii) have been prepared and/or maintained by the Company or any other person or firm on behalf of the Company. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Bank is not the current registrar;

                  (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Company's representatives; and

                  (e) The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

                  (f) The negotiations and processing of checks, including checks made payable to prospective or existing Shareholders which are tendered to the Bank for the purchase of Shares (commonly known as "third party checks").

         6.02 At any time the Bank may apply to any officer of the Company for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Company, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         6.03 In order that the  indemnification  provisions  contained  in this
Section 6 shall apply, upon the assertion of a claim for which the Company may be required to indemnify the Bank, the Bank shall promptly notify the Company of such assertion, and shall keep the Company advised with respect to all developments concerning such claim. The Company shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Company may be required to indemnify it except with the Company's prior written consent.

Section 7     Standard of Care
              ----------------

         The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees.

Section 8     Responsibilities of the Bank
              ----------------------------

         The Bank undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

         8.01 Whenever in the performance of its duties hereunder the Bank shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Bank. Such certificate shall be full authorization to the Bank for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         8.02 The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Bank for the carrying out or performing by the Bank of the provisions of this Agreement.

         8.03 The Bank, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Bank may buy, sell or deal in the securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Bank from acting in any other capacity for the Company or for any other legal entity.

         8.04 No provision of this Agreement shall require the Bank to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

Section 9     Covenants of the Company and the Bank
              -------------------------------------

         9.01  The Company shall furnish to the Bank the following:

                  (a) A copy of the Articles of Incorporation and By-Laws of the Company;

                  (b) Copies of all material amendments to its Articles of Incorporation or Bylaws made after the date of this Agreement, promptly after such amendments are made; and

                  (c) A certificate of the Company as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

         9.02 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

         9.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Bank agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Company and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Company on and in accordance with its request.

         9.04 The Bank and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         9.05 In the event that any requests or demands are made for the inspection of the Shareholder records of the Company, other than requests for records of shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce or criminal actions), the Bank will endeavor to notify the Company and to secure instructions from an authorized officer of the Company as to such inspection. The Bank expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Section 10    Data Access and Proprietary Information
              ---------------------------------------

         10.01 The Company acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Company by the Bank as part of the Company's ability to access certain Company related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Company agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Company agrees for itself and its employees and agents:

                  (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

                  (b) to refrain from copying or duplicating in any way the Proprietary Information;

                  (c) to  refrain  from  obtaining  unauthorized  access  to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Bank in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

                  (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

                  (e)  that  the  Company   shall  have  access  only  to  those
         authorized transactions agreed upon by the parties; and

                  (f) to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 10.

         10.02 If the Company notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Company agrees to make no claim against the Bank arising out of the contents of such third party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         10.03 If the transactions available to the Company include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by the Bank from time to time.

Section 11    Term and Termination
              --------------------

         11.01 As noted in Section 3.01(a) above, the Initial Term of this Agreement shall be set forth in the Fee and Service Schedule attached hereto. After the Initial Term, this Agreement shall be self-renewing.

         11.02 Either party may terminate this Agreement after written notice to the other if one party has materially breached its obligation under this Agreement, and the breaching party has failed to cure such material breach within thirty (30) calendar days of receipt of such notice.

         11.03 Should the Company exercise its right to terminate this Agreement for reasons other than a material breach by the Bank as provided in Section
11.02 above, the Company shall pay the Bank for all reasonable out-of-pocket expenses associated with the movement of records and material. In addition, the Bank will charge the Company a conversion fee of 25% of the fees billed during the preceding twelve (12) months (with a minimum charge of $3,750.00). The charge will cover the coordination of the Bank's conversion process and the cost of transferring the Company's records to a successor Transfer Agent or to the Company, as directed by the Company, and the Bank will perform its services in assisting with the transfer of records in a diligent and professional manner.

         11.04 This Agreement may be terminated by either party upon ninety (90) days written notice to the other.

Section 12    Assignment
              ----------

         12.01 Except as provided in Section 12.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         12.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

         12.03 The Bank may, without further consent on the part of the Company,
(i) subcontract for the performance hereof with Boston EquiServe Limited Partnership, a Delaware limited partnership which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended, or (ii) subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Bank shall be as fully responsible to the Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Section 13    Unaffiliated Third Parties
              --------------------------
         Nothing herein shall impose any duty upon the Bank in connection with or make the Bank liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if the Bank selected such company, the Bank shall have exercised due care in selecting the same.

Section 14    Notices
              -------

         Any notice or communication by the Bank or the Company to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to Lend Lease Hyperion High-Yield CMBS Fund, Inc. Lend Lease Hyperion Capital Advisors, L.L.C.
                  One Liberty Plaza
                  36th Floor
                  New York, NY 10006
                  Telecopy No.:  (212) 549-8300
                  Attn:  Compliance Officer

                  If to the Bank:
                  State Street Bank and Trust Company
                  c/o Boston EquiServe Limited Partnership
                  150 Royall Street
                  Canton,  MA  02021
                  Telecopy No.:  (617) 575-2549
                  Attn:  President

         The Bank and the Company may, by notice to the other, designate additional or different addresses for subsequent notices or communications.




Section 15    Successors
              ----------

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Bank shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 16    Amendment
              ---------

         This Agreement may be amended or modified by a written amendment executed by both parties hereto and authorized or approved by a resolution of the Board of Directors of the Company.

Section 17    Severability
              ------------

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 18    Governing Law
              -------------

         This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

Section 19    Force  Majeure
              --------------

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

Section 20    Consequential Damages
              ---------------------

         Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or any consequential damages arising out of any act or failure to act hereunder.

Section 21    Descriptive Headings
              --------------------

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 22    Third Party Beneficiaries
              -------------------------
         The provisions of this Agreement are intended to benefit only the Bank and the Company and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

Section 23    Survival
              --------

         All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

Section 24    Merger of Agreement
              -------------------

         This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

Section 25    Counterparts
              ------------

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.


                      LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

                              By:
                                 ---------------------
                              Name:  Clifford E. Lai
                                   -------------------
                              Title: President
                                    ------------------


                      STATE STREET BANK AND TRUST COMPANY

                              By:
                                 ---------------------
                              Name:  Charles V. Rossi
                                   -------------------
                              Title: Vice President
                                    ------------------

                       STATE STREET BANK AND TRUST COMPANY

                  DOMESTIC CUSTODY AND ACCOUNTING FEE SCHEDULE

                 LEND LEASE HYPERION HIGH-YIELD CMBS FUND, INC.

I.   CUSTODY, PORTFOLIO AND FUND ACCOUNTING

     Custody: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Monitor corporate actions. Report portfolio positions.

     Portfolio and Fund Accounting: Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street via State Street's Automated Pricing System (see Section V) or by the fund.

     The fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO
                            -------------------------

                                          Custody, Portfolio
     Fund Net Assets                      and Fund Accounting
     ---------------                      -------------------
     First $20 Million                    1/15 of 1%
     Next $80 Million                     1/30 of 1%
     Excess                               1/100 of 1%
     Minimum Monthly Charges              $3,000


II.  PORTFOLIO TRANSACTIONS

     State Street Bank Repos                         $7.00
     DTC or Fed Book Entry                          $12.00
     New York Physical Settlements                  $25.00
     Maturity Collections                            $8.00
     PTC Purchase, Sale, Deposit or Withdrawal      $20.00
     Per paydown                                     $2.00
     All Other Trades                               $25.00


930512.1

III. FUTURES AND OPTIONS

     Option charge for each option written or closing contract,
     per issue, per broker                                            $25.00
     Option expiration or exercised charge, per issue, per broker     $15.00
     Futures transactions - no security movement                       $8.00


IV.  HOLDINGS CHARGE

     For each issue maintained - monthly charge                        $5.00


V.   NAVIGATOR AUTOMATED PRICING


     Monthly Base Charge                                             $175.00
     Monthly Quote Charge:
        Municipal Bonds via Kenny/S&P or Muller Data                  $16.00
        Corporate, Municipal, Convertible, Government Bond
           and Adjustable Rate Preferred Stocks Via IDSI              $13.00
        Government, Corporate Bonds via Kenny/S&P or
           Muller                                                     $11.00
        Government, Corporate and Convertible Bonds via
           Merrill Lynch                                              $11.00
     Foreign Bonds via Extel                                          $10.00
     Options, Futures and Private Placements                           $6.00
     Listed Equities (including International) and OTC Equities        $6.00

     For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio at month end.


VI.  SPECIAL SERVICES

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for SEC yield calculation, fund administration activities, self directed securities lending transactions, SaFiRe financial reporting, multiple class and core/feeder accounting, and other special items will be negotiated separately.

                                       -2-
930512.1

VII. OUT-OF-POCKET EXPENSES

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to, the following:

     - Telephone                                  - Transfer Fees
     - Wire Charges  ($5.25 in and $5 out)        - Sub-custodian Charges
     - Postage and Insurance                      - Price Waterhouse Audit Letter
     - Courier Service                            - Federal Reserve Fee for Return Check items
     - Duplicating                                  over $2,500 ($4.25 each)
     - Legal Fees                                 - GNMA Transfer ($15 each)
     - Supplies Related to Fund Records           - PTC Deposit/Withdrawal for same day
     - Rush Transfer ($8 each)                      turnaround ($50 each)
     - Items held in Street name over
       record date at the request of traders
       $50 each)



VIII. PAYMENT

     The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.



LEND LEASE HYPERION HIGH-YIELD CMBS      STATE STREET BANK & TRUST COMPANY
FUND, INC.

By                                       By
       ----------------------------               -----------------------------

Title                                    Title
       ----------------------------               -----------------------------

Date                                     Date
       ----------------------------               -----------------------------

                                       -3-
930512.1

                       STATE STREET BANK AND TRUST COMPANY

                      Transfer Agent and Register Services
                                Fee Agreement for

                    EQUITABLE REAL ESTATE HYPERION HIGH-YIELD
                         COMMERCIAL MORTGAGE FUND, INC.



ONGOING TRANSFER AGENT FEES
---------------------------

$9.00 per shareholder account per annum. Includes the issuance and registration of the first 2,000 credit certificates in a calendar year. Excess credits beyond 2,000 to be billed at $1.25 each within a calendar year.

         For each dividend reinvestment per participant                $.75
         For each optional cash infusion                               $.75

                             TRANSFER AGENT SERVICES
                             -----------------------

ACCOUNT MAINTENANCE SERVICES
----------------------------

o    Establishing new accounts

o Preparation and mailing of W-9 solicitation to new accounts without T.I.N.s.

o    Address changes

o    Processing T.I.N. changes

o    Processing routine and non-routine transfers of ownership

o    Issuance of credit certificates (see limits)

o    Posting debit and credit transactions

o    Providing a daily transfer journal of ownership changes

o    Responding to written shareholder communications

o    Responding to shareholder telephone inquiries; toll-free number

o    Placing and releasing stop transfers

o    Replacing lost certificates


930945.1

o    Registration of credit certificates (see limits)

DIVIDEND DISBURSEMENT SERVICES
------------------------------

o    Generate and mail twelve dividend checks with one enclosure

o    Replace lost dividend checks

o    Processing of backup withholding and remittance

o    Preparation and filing of Federal Tax Forms 1099 and 1042

o    Preparation and filing of State Tax information as directed

o    Processing of non-resident alien withholding and remittance

o    Preparation of escheatment information (shares and dividends)

DIVIDEND REINVESTMENT SERVICES PROVIDED
---------------------------------------

o    Processing optional cash investments and acknowledging same

o    The reinvestment of dividend proceeds for participants

o    Participant withdrawal or sell requests

o    Preparation, mailing and filing of Federal Tax Form 1099B for sales

o    Preparation and mailing of monthly reinvestment statements

ANNUAL MEETING SERVICES
-----------------------

o Coordination of mailing of proxies, proxy statement, annual report and business reply envelope (out-of-pocket expenses such as typesetting of proxy card, envelopes, and postage will be billed as incurred)

o Providing one set of labels of banks, brokers and nominees for broker search

o    Providing record date list

o    Tabulation of returned proxies

o    Daily reporting of tabulation results

o    Interface support during solicitation effort

o Providing one inspector of election at annual meeting (out-of-pocket expenses billed at cost as incurred)

o    Providing an annual meeting voted list

930945.1

ADDRESSING AND MAILING SERVICES
-------------------------------

o    Providing for the mailing of three (3) quarterly reports

o Addressing and mailing new shareholder welcome materials on a biweekly basis or as agreed

INFORMATION SERVICES PROVIDED
-----------------------------

o    One complete statistical report per calendar year

                 -- shareholders by state
                 -- shareholders by classification code
                 -- shareholders by share grouping

TERMS OF FEE AGREEMENT
----------------------

o    Minimum $1,000 per month

o Escalation Clause - The per account annual fee in upon renewal shall be equal to the current fee increased by the lesser of (i) 6% or, (ii) the percentage increase in the U.S. Department of Labor national index of "Cost of Services Less Rent" for the period current at renewal.

MISCELLANEOUS
-------------

o All out-of-pocket expenses such as postage, stationery, etc. will be billed as incurred.

ADDITIONAL SERVICES
-------------------

o Services over and above this Fee Schedule will be invoiced in accordance with our current Schedule of Services or priced by appraisal.


EQUITABLE REAL ESTATE HYPERION
HIGH-YIELD COMMERCIAL MORTGAGE
FUND, INC.                                       STATE STREET BANK AND TRUST CO.


By:                                              By:
   ------------------------------                   ----------------------------

Title:                                           Title:
      ---------------------------                      -------------------------

Date:                                            Date:
     ----------------------------                     --------------------------

930945.1